QuickLinks -- Click here to rapidly navigate through this document

As Filed With the Securities and Exchange Commission on April 29, 2004

Registration No. 333-112608

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4 to FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TELEGLOBE INTERNATIONAL HOLDINGS LTD
(formerly known as Teleglobe Bermuda Holdings Ltd)
 (Exact Name of Registrant as Specified in its Charter)

Bermuda (State or Other Jurisdiction of Incorporation or Organization)	4813 (Primary Standard Industrial Classification Code Number)	98-0417192 (I.R.S. Employer Identification Number)

Gerald Porter Strong
Chief Executive Officer
Teleglobe International Holdings Ltd
P.O. Box HM 1154
10 Queen Street
Hamilton HM EX, Bermuda
Tel: (441) 296-4856
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies To:
Stuart D. Freedman, Esq. Schulte Roth & Zabel LLP 919 Third Avenue New York, NY 10022 (212) 756-2000	Theodore M. Weitz, Esq. ITXC Corp. 750 College Road East Princeton, NJ 08540 (609) 750-3333	Peter H. Ehrenberg, Esq. Anthony O. Pergola, Esq. Lowenstein Sandler PC 65 Livingston Avenue Roseland, NJ 07068 (973) 597-2500

Approximate Date of Commencement of Proposed Sale to the Public:
As soon as practicable after the effectiveness of this Registration Statement and the satisfaction or waiver of all other conditions to the merger (the "Merger") of Registrant and ITXC Corp. ("ITXC") pursuant to the Agreement and Plan of Merger (the "Merger Agreement") described in the enclosed proxy statement/prospectus.

        If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933 as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its Effective Date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

        This Amendment No. 4 amends and supplements the Registration Statement on Form S-4 No. 333-112608 initially filed with the Securities and Exchange Commission (the "SEC") on February 6, 2004 (the "Registration Statement"), as amended by Amendment No. 1 filed with the SEC on March 29, 2004, as further amended by Amendment No. 2 filed with the SEC on April 20, 2004, by Teleglobe International Holdings Ltd (formerly known as Teleglobe Bermuda Holdings Ltd, the "Company"), and as further amended by Amendment No. 3 filed with the SEC on April 23, 2004, by the Company, relating to the registration of its common shares to be issued to stockholders of ITXC Corp. ("ITXC") in connection with the proposed merger of the Company and ITXC. Terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

        The sole purpose of this Amendment No. 4 is to amend Item 21.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        New Teleglobe is a Bermuda company. Section 98 of the Companies Act of Bermuda (the "Act") provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of rule of law or otherwise would be imposed on them, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or they are acquitted or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Act.

        New Teleglobe's bye-laws provide that the directors and officers (as such terms are defined in the bye-laws) of New Teleglobe shall be indemnified out of the funds of New Teleglobe to the fullest extent permitted by the Act against all liabilities, losses, damages or expenses arising out of the actual or purported execution or discharge of such director or officer's duties or the exercise or purported exercise of the director or officer's powers or otherwise in relation to or in connection with the director or officer's duties, powers or office and this indemnity shall continue in force, despite any subsequent revocation or amendment to the bye-laws, in relation to any matter occurring, or any cause of action, suit or claim that accrues or arises prior to the date of such revocation or amendment. New Teleglobe expects to maintain liability insurance covering its directors and officers and those of their subsidiaries as permitted by its bye-laws.

Item 21.    Exhibits and Financial Statement Schedules.

2.1		Agreement and Plan of Merger, dated as of November 4, 2003, among Teleglobe International Holdings Ltd, VEX Merger Subsidiary Corp. and ITXC Corp. (included as Appendix A to the proxy statement/prospectus which forms a part of this Registration Statement)
2.2		Form of Joinder Agreement (included as Appendix A-1 to the proxy statement/prospectus which forms a part of this Registration Statement)
2.3		Amendment No. 1 to the Agreement and Plan of Merger, dated as of February 6, 2004 among Teleglobe International Holdings Ltd, VEX Merger Subsidiary Corp. and ITXC Corp. (included as Appendix A-2 to the proxy statement/prospectus which forms a part of this Registration Statement)
2.4	*	Subscription Agreement dated as of February 4, 2004, between Teleglobe International Holdings Ltd and Teleglobe Bermuda Holdings Ltd
3.1	*	Memorandum of Association of Teleglobe Bermuda Holdings Ltd
3.2	*	Bye-laws of Teleglobe Bermuda Holdings Ltd
4.1		Contingent Waiver of Rights under the Third Amended and Restated Registration Rights Agreement dated November 4, 2003 between the holders therein and ITXC Corp. (included as Appendix D to the proxy statement/prospectus which forms a part of this Registration Statement)
4.2	*	Teleglobe Shareholders Agreement dated October 1, 2003 among Teleglobe, TLGB and certain directors and officers party thereto, as amended
4.3	*	Amendment No. 1 to Teleglobe's Shareholders Agreement, dated March 26, 2004, among Teleglobe, TLGB and certain directors and officers party thereto, as amended
4.4	*	Repurchase Agreement, dated March 26, 2004, among Teleglobe and certain directors and officers party thereto

4.5		Form of Note Purchase Agreement between Madeleine L.L.C. and Teleglobe Bermuda Holdings Ltd (included as Appendix F-1 to the proxy statement/prospectus which forms a part of this Registration Statement)
4.6	*	Form of Note due May 31, 2008.
4.7	*	Repurchase Agreement dated as of March 26, 2004 among Teleglobe and Gemini Trust.
5.1	***	Opinion of Conyers, Dill & Pearman regarding the legality of the securities being issued
8.1	***	Tax Opinion of Lowenstein Sandler PC
9.1		Voting Agreement dated as of November 4, 2003, by an among Teleglobe International Holdings Ltd, the stockholders listed therein and ITXC Corp (included as Appendix C to the proxy statement/prospectus which forms a part of this Registration Statement)
10.1**	†	Master Wholesale Pricing and Services Coordinating Agreement dated as of January 1, 2001 among Bell Canada Enterprises and Teleglobe Inc. together with Amendment No. 1 dated June 12, 2003 and Amendment No. 2 dated January 9, 2004 to the Master Wholesale Pricing and Services Coordinating Agreement among Bell Canada Enterprises and Teleglobe Canada ULC
10.2		Commitment Letter dated February 6, 2004, from Cerberus Capital Management, L.P. as agreed and accepted by Teleglobe International Holdings Ltd (included as Appendix D to the proxy statement/prospectus which forms a part of this Registration Statement)
10.3	*	Form of Teleglobe International Holdings Ltd 2004 Equity Incentive Plan
10.4	*	Central Fiber Optic Network Agreement dated as of January 1, 1998 between Teleglobe Canada ULC and Stentor Resource Centre Inc.
10.5	*	Eastern Ring Fiber Optic Agreement dated as of January 1, 1998 between Teleglobe Canada ULC and Stentor Resource Centre Inc.
10.6	*	Construction and Maintenance Agreement dated as of December 11, 1997 between Teleglobe America Inc. and China-US Cable Network
10.7	*	Construction and Maintenance Agreement dated as of July 31, 1998 between Teleglobe America Inc. and Japan-US Cable Network
10.8	*	CANTAT-3 Submarine Cable System Construction and Maintenance Agreement among the parties listed therein.
10.9	*	Asia Pacific Cable Network 2, Part 1, Construction and Maintenance Agreement dated as of April 19, 2000 among the parties listed therein
10.10	*	Asia Pacific Cable Network 2, Part 2, Construction and Maintenance Agreement dated as of April 19, 2000 among the parties listed therein
10.11	*	Intelsat Novation Agreement dated as of July 18, 2001 among INTELSAT, Intelsat U.K., Ltd. and Teleglobe Inc.
10.12**	†	Capacity Purchase Agreement dated as of March 31, 2001 between Williams Communications, Inc. and Teleglobe USA Inc. together with Amendment No.1 dated May 2, 2001 and Amendment No. 2 dated October 25, 2001.
10.13	***	Master Wholesale Agreement, dated as of August 15, 2002 among Teleglobe Inc., Teleglobe USA Inc. and BCE Nexxia Inc.
10.14	***	Order for Capacity Lease Agreement dated as of July 23, 2002 between Teleglobe Inc. and Tyco Global Networks AG together with amendments dated April 4, 2003 and January 1, 2004.
10.15	*	Amended and Restated Employment Agreement, dated as of March 26, 2004 by and between Teleglobe Canada ULC and Gerald Porter Strong
10.16	*	Employment Agreement, dated as of March 26, 2004 by and between Teleglobe Bermuda Holdings Ltd and Gerald Porter Strong
10.17	*	Amended and Restated Employment Agreement, dated as of March 26, 2004 by and between Teleglobe Canada ULC and Richard Willett
10.18	*	Employment Agreement, dated as of March 26, 2004 by and between Teleglobe Bermuda Holdings Ltd and Richard Willett
21.1	*	Subsidiaries

23.1	***	Consent of PricewaterhouseCoopers LLP
23.2	***	Consent of Ernst & Young LLP
23.3	***	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.4	***	Consent of Lowenstein Sandler PC (included in Exhibit 8.1)
24.1		Power of Attorney (included on the signature page)
99.1	***	Form of Proxy for Holders of ITXC Common Stock
99.2	***	Opinion of Morgan Stanley & Co. Incorporated (attached as Appendix B to the Proxy Statement/Prospectus included in this registration statement)
99.3	***	Consent of Morgan Stanley & Co. Incorporated

*
Previously filed as an exhibit to Amendment No. 1 to Teleglobe's Registration Statement on Form S-4 (File No. 333-112608) filed March 29, 2004.

**
Filed herewith.

***
Previously filed as an exhibit to Amendment No. 2 to Teleglobe's Registration Statement on Form S-4 (File No. 333-112608) filed April 20, 2004.

†
Portions of this document have been omitted and filed separately with the SEC pursuant to a request for confidential treatment in accordance with Rule 406 of the Securities Act.

Item 22.    Undertakings.

        The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a posteffective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;"provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Reston, Virginia on the 29th day of April, 2004.

TELEGLOBE INTERNATIONAL HOLDINGS LTD
By:	*
Name: Gerald Porter Strong Title: President, CEO and Director
By:	/s/ MICHAEL WU Michael Wu Attorney-in-fact

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

* Lenard Tessler	Director	April 29, 2004
* Seth Plattus	Director	April 29, 2004
* Michael Green	Director	April 29, 2004
* Gerald Porter Strong	President, CEO and Director (principal executive officer)	April 29, 2004
* Richard Willett	Chief Financial Officer and Executive Vice President (principal financial officer and principal accounting officer)	April 29, 2004
/s/ MICHAEL WU Michael Wu	Authorized Representative in the United States	April 29, 2004
* Anthony Cassara	Director	April 29, 2004
By:	/s/ MICHAEL WU Michael Wu Attorney-in-fact

Exhibit Index

2.1		Agreement and Plan of Merger, dated as of November 4, 2003, among Teleglobe International Holdings Ltd, VEX Merger Subsidiary Corp. and ITXC Corp. (included as Appendix A to the proxy statement/prospectus which forms a part of this Registration Statement)
2.2		Form of Joinder Agreement (included as Appendix A-1 to the proxy statement/prospectus which forms a part of this Registration Statement)
2.3		Amendment No. 1 to the Agreement and Plan of Merger, dated as of February 6, 2004 among Teleglobe International Holdings Ltd, VEX Merger Subsidiary Corp. and ITXC Corp. (included as Appendix A-2 to the proxy statement/prospectus which forms a part of this Registration Statement)
2.4	*	Subscription Agreement dated as of February 4, 2004, between Teleglobe International Holdings Ltd and Teleglobe Bermuda Holdings Ltd
3.1	*	Memorandum of Association of Teleglobe Bermuda Holdings Ltd
3.2	*	Bye-laws of Teleglobe Bermuda Holdings Ltd
4.1		Contingent Waiver of Rights under the Third Amended and Restated Registration Rights Agreement dated November 4, 2003 between the holders therein and ITXC Corp. (included as Appendix D to the proxy statement/prospectus which forms a part of this Registration Statement)
4.2	*	Teleglobe Shareholders Agreement dated October 1, 2003 among Teleglobe, TLGB and certain directors and officers party thereto, as amended
4.3	*	Amendment No. 1 to Teleglobe's Shareholders Agreement, dated March 26, 2004, among Teleglobe, TLGB and certain directors and officers party thereto, as amended
4.4	*	Repurchase Agreement, dated March 26, 2004, among Teleglobe and certain directors and officers party thereto
4.5		Form of Note Purchase Agreement between Madeleine L.L.C. and Teleglobe Bermuda Holdings Ltd (included as Appendix F-1 to the proxy statement/prospectus which forms a part of this Registration Statement)
4.6	*	Form of Note due May 31, 2008.
4.7	*	Repurchase Agreement dated as of March 26, 2004 among Teleglobe and Gemini Trust.
5.1	***	Opinion of Conyers, Dill & Pearman regarding the legality of the securities being issued
8.1	***	Tax Opinion of Lowenstein Sandler PC
9.1		Voting Agreement dated as of November 4, 2003, by an among Teleglobe International Holdings Ltd, the stockholders listed therein and ITXC Corp (included as Appendix C to the proxy statement/prospectus which forms a part of this Registration Statement)
10.1**	†	Master Wholesale Pricing and Services Coordinating Agreement dated as of January 1, 2001 among Bell Canada Enterprises and Teleglobe Inc. together with Amendment No. 1 dated June 12, 2003 and Amendment No. 2 dated January 9, 2004 to the Master Wholesale Pricing and Services Coordinating Agreement among Bell Canada Enterprises and Teleglobe Canada ULC
10.2		Commitment Letter dated February 6, 2004, from Cerberus Capital Management, L.P. as agreed and accepted by Teleglobe International Holdings Ltd (included as Appendix D to the proxy statement/prospectus which forms a part of this Registration Statement)
10.3	*	Form of Teleglobe International Holdings Ltd 2004 Equity Incentive Plan
10.4	*	Central Fiber Optic Network Agreement dated as of January 1, 1998 between Teleglobe Canada ULC and Stentor Resource Centre Inc.
10.5	*	Eastern Ring Fiber Optic Agreement dated as of January 1, 1998 between Teleglobe Canada ULC and Stentor Resource Centre Inc.
10.6	*	Construction and Maintenance Agreement dated as of December 11, 1997 between Teleglobe America Inc. and China-US Cable Network

10.7	*	Construction and Maintenance Agreement dated as of July 31, 1998 between Teleglobe America Inc. and Japan-US Cable Network
10.8	*	CANTAT-3 Submarine Cable System Construction and Maintenance Agreement among the parties listed therein.
10.9	*	Asia Pacific Cable Network 2, Part 1, Construction and Maintenance Agreement dated as of April 19, 2000 among the parties listed therein
10.10	*	Asia Pacific Cable Network 2, Part 2, Construction and Maintenance Agreement dated as of April 19, 2000 among the parties listed therein
10.11	*	Intelsat Novation Agreement dated as of July 18, 2001 among INTELSAT, Intelsat U.K., Ltd. and Teleglobe Inc.
10.12**	†	Capacity Purchase Agreement dated as of March 31, 2001 between Williams Communications, Inc. and Teleglobe USA Inc. together with Amendment No.1 dated May 2, 2001 and Amendment No. 2 dated October 25, 2001.
10.13	***	Master Wholesale Agreement, dated as of August 15, 2002 among Teleglobe Inc., Teleglobe USA Inc. and BCE Nexxia Inc.
10.14	***	Order for Capacity Lease Agreement dated as of July 23, 2002 between Teleglobe Inc. and Tyco Global Networks AG together with amendments dated April 4, 2003 and January 1, 2004.
10.15	*	Amended and Restated Employment Agreement, dated as of March 26, 2004 by and between Teleglobe Canada ULC and Gerald Porter Strong
10.16	*	Employment Agreement, dated as of March 26, 2004 by and between Teleglobe Bermuda Holdings Ltd and Gerald Porter Strong
10.17	*	Amended and Restated Employment Agreement, dated as of March 26, 2004 by and between Teleglobe Canada ULC and Richard Willett
10.18	*	Employment Agreement, dated as of March 26, 2004 by and between Teleglobe Bermuda Holdings Ltd and Richard Willett
21.1	*	Subsidiaries
23.1	***	Consent of PricewaterhouseCoopers LLP
23.2	***	Consent of Ernst & Young LLP
23.3	***	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.4	***	Consent of Lowenstein Sandler PC (included in Exhibit 8.1)
24.1		Power of Attorney (included on the signature page)
99.1	***	Form of Proxy for Holders of ITXC Common Stock
99.2	***	Opinion of Morgan Stanley & Co. Incorporated (attached as Appendix B to the Proxy Statement/Prospectus included in this registration statement)
99.3	***	Consent of Morgan Stanley & Co. Incorporated

*
Previously filed as an exhibit to Amendment No. 1 to Teleglobe's Registration Statement on Form S-4 (File No. 333-112608) filed March 29, 2004.

**
Filed herewith.

***
Previously filed as an exhibit to Amendment No. 2 to Teleglobe's Registration Statement on Form S-4 (File No. 333-112608) filed April 20, 2004.

†
Portions of this document have been omitted and filed separately with SEC pursuant to a request for confidential treatment in accordance with Rule 406 of the Securities Act.

QuickLinks

Explanatory Note
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
Exhibit Index